HORIYOSHI THE THIRD LIMITED

FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009

Certified Public Accountants | 280 Kenneth Drive, Suite 100 | Rochester, New York 14623 | 585.427.8900 | EFPRotenberg.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Horiyoshi The Third Limited

We have reviewed the accompanying balance sheets of Horiyoshi The Third Limited as of June 30, 2010 and 2009, and the related statements of operations, stockholders’ deficit. and cash flows for the three-month and six-month periods ended June 30, 2010. These financial statements are the responsibility of the company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards of Public Company Accounting Oversight Board (United States), the balance sheets of Horiyoshi The Third Limited as of December 31, 2009 and 2008, and the related statements of operations, stockholders' equity and cash flows for the years then ended (not presented herein); and in our report dated November 2, 2010, we expressed an unqualified opinion on those financial statements.

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP
Rochester, New York
November 3, 2010

HORIYOSHI THE THIRD LIMITED

BALANCE SHEETS

	For The Six	For the Year
	Months Ended	Ended
	June 30	December 31
	2010	2009
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$233,462	$17,721
Accounts receivable	22,001	-
Prepaid expenses and other assets	365,497	18,868

Total current assets	620,960	36,589

Property, plant and equipment, net	3,690	-

Total assets	$624,650	$36,589

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Deferred revenue	$13,076	$7,546
Accrued expenses	-	96,727
Other payables	65,454	21,678
Due to shareholders	690,718	132,448
Due to director	18,480	18,480
Loan from shareholder	212,454	-

Total current liabilities	1,000,182	276,879

Total liabilities	1,000,182	276,879

Stockholders’ Deficit
Common stock, par value $0.129, 10,000 shares authorized, issued and outstanding	1,290	1,290
Stock subscription receivable	(516)	(516)
Accumulated deficit	(376,306)	(241,064)

Total stockholders’ deficit	(375,532)	(240,290)

Total liabilities and stockholders’ deficit	$624,650	$36,589

The accompanying notes are an integral part of the financial statements

HORIYOSHI THE THIRD LIMITED

STATEMENTS OF OPERATIONS

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30	June 30	June 30	June 30
	2010	2009	2010	2009
	Unaudited	Unaudited	Unaudited	Unaudited
Sales, net	$912	$2,525	$153,087	$2,525
Cost of sales	2,528	-	78,557	-
Gross profit	(1,616)	2,525	74,530	2,525
Operating Expenses
Selling expenses	31,648	48,010	39,988	48,010
General and administrative expenses	44,079	49,333	175,944	59,750
Total operating expenses	75,727	97,343	215,932	107,760
Loss from operations	(77,343)	(94,818)	(141,402)	(105,235)
Non-operating income
Other income	394	-	6,160	-
Total other income	394	-	6,160	-
Net (loss) before income taxes	(76,949)	(94,818)	(135,242)	(105,235)
Income taxes	-	-	-	-
Net (loss)	$(76,949)	$(94,818)	$(135,242)	$(105,235)

Loss per share of common stock	$(7.69)	$(9.48)	$(13.52)	$(10.52)
Weighted average shares of common stock outstanding	10,000	10,000	10,000	10,000

The accompanying notes are an integral part of the financial statements

HORIYOSHI THE THIRD LIMITED

STATEMENTS OF STOCKHOLDERS’ DEFICIT

			Stock		Total
	Common Stock		Subscription	Accumulated	Stockholders'
	Shares	Amount	Receivable	Deficit	Deficit

Balance at December 31, 2008	10,000	$1,290	$(1,050)	$(1,330)	$(1,090)
Stock subscription received	-	-	534	-	534
Net loss for the year	-	-	-	(239,734)	(239,734)

Balance at December 31, 2009	10,000	1,290	(516)	(241,064)	(240,290)

Net loss for the period	-	-	-	(135,242)	(135,242)
Balance at June 30, 2010	10,000	$1,290	$(516)	$(376,306)	$(375,532)

The accompanying notes are an integral part of the financial statements

HORIYOSHI THE THIRD LIMITED

STATEMENTS OF CASH FLOWS

	For The Six	For the Six
	Months Ended	Months Ended
	June 30	June 30
	2010	2009
	Unaudited	Unaudited
Cash flows from operating activities
Net (loss)	$(135,242)	$(105,235)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	411	-

Changes in operating assets and liabilities:

Accounts receivable	(22,001)	(2,525)
Prepaid expenses and other assets	(346,629)	-
Deferred revenue	5,530	-
Accrued expenses	(96,727)	46,753
Other payables	43,776	-

Net cash used in operating activities	(550,882)	(61,007)

Cash flows from investing activities
Acquisition of property, plant and equipment	(4,101)	-

Net cash used in investing activities	(4,101)	-

Cash flows from financing activities
Proceeds of loan from shareholders	806,174	79,594
Repayment of loan from shareholder	(35,450)	-

Net cash flows provided by financing activities:	770,724	79,594

Effect of foreign currency translation on cash and cash equivalents	-	-

Net increase in cash	215,741	18,588

Cash and cash equivalents – beginning of period,	17,721	-

Cash and cash equivalents – end of period	$233,462	$18,588

The accompanying notes are an integral part of the financial statements

HORIYOSHI THE THIRD LIMITED

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009

1. Organization and Nature of Business

Horiyoshi The Third Limited (“Horiyoshi’) is an enterprise organized in Hong Kong (“HK”) on October 23, 2008 in accordance with the Companies Ordinance (Chapter 32) with the registered capital of HKD10,000 (equivalent to $1,290).

Horiyoshi was formerly known as Horiyoshi III Worldwide Limited and has changed its company name to Horiyoshi The Third Limited on April 28, 2009. During incorporation, the registered capital of HKD10,000 (equivalent to $1,290) was made up by 10,000 shares at par of HK$1 (equivalent to $0.129) each. The Company is 75% owned by Lone Star Capital Limited formerly known as Stone Holdings Corporation Limited as at June 30, 2010. The financial statements presented represent only those transactions of Horiyoshi.

The principal activities of Horiyoshi is trading of the “Horiyoshi Collection” – a high-end clothing and accessories product line based on the artistry of world renowned Japanese Tattoo Master Horiyoshi III. The business was established to capitalize on the multi-generational legacy of Horiyoshi III by offering affluent consumers a unique high-end collection of knitwear, t-shirts and accessory items.

2. Summary of Significant Accounting Policies

(a) Basis of presentation

The Company’s accounting policies used in the preparation of the accompanying financial statements conform to accounting principles generally accepted in the United States of America ("US GAAP") and have been consistently applied.

HORIYOSHI THE THIRD LIMITED

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009

2. Summary of Significant Accounting Policies - Continued

(b) Use of estimates

In preparing financial statements in conformity with US GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported periods. Actual results could differ from those estimates.

Significant Estimates

These financial statements include some amounts that are based on management's best estimates and judgments. The most significant estimates relate to the valuation allowance for deferred taxes and various contingent liabilities. It is reasonably possible that the above-mentioned estimates and others may be adjusted as more current information becomes available, and any adjustment could be significant in future reporting periods.

(c) Revenue recognition

The Company’s revenue recognition policy is in accordance with generally accepted accounting principles, which requires the recognition of sales when there is evidence of a sales agreement, the delivery of goods has occurred, the sales price is fixed or determinable and the collectability of revenue is reasonably assured. The company generally records sales upon shipment of product to customers and transfer of title under standard commercial terms.

The Company also records revenue from shipping and handling fees received from sales. Shipping and handling revenue is only charged on some of the sales to customers. During the six months June 30, 2010 and June 30, 2009 shipping and handling revenue was $948 and $13, less than 1% of total revenue.

(d) Accounts receivable and allowance for doubtful accounts

Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within 30 days from the invoice date. Customer accounts with balances over 90 days old are considered delinquent. The carrying amount of accounts receivable are reduced by an allowance for doubtful accounts that reflects the Company's best estimate of the amounts that will not be collected. The Company reviews outstanding accounts and based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected. The Company provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. The Company has assessed accounts receivable and determined that no reserve is necessary.

(e) Cost of goods sold

Cost of goods sold consists of cost of purchases for resale to stores located in Australia, Canada, French West Indies, Italy, Kuwait, United Kingdom and United States of America.

(f) Concentrations risk

Financial instruments that potentially subject the Company to significant concentration risk consist primarily of cash and cash equivalents. As of June 30, 2010, substantially all of the Company’s cash and cash equivalents were held by major financial institutions located in the Hong Kong, which management believes are of high credit quality.

HORIYOSHI THE THIRD LIMITED

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009

2. Summary of Significant Accounting Policies - Continued

(g) Cash and cash equivalents

Cash and cash equivalents include cash on hand, cash accounts, interest bearing savings accounts and time certificates of deposit with a maturity of three months or less when purchased.

(h) Fair Value of Financial Instruments

FASB accounting standards require disclosing fair value to the extent practicable for financial instruments that are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

For certain financial instruments, including cash, other receivables, other payables, deferred revenue and accruals, it was assumed that the carrying amounts approximate fair value because of the near term maturities of such obligations.

(i) Foreign currency translation and transactions

The accompanying financial statements are presented in United States Dollars (“US$”). The company selected US$ as functional currency in accordance with FASB ASC 830. Gains and losses resulting from transactions denominated in foreign currencies are included in other income in the statements of operations.

(j) Property, plant and equipment

Fixed assets are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives listed below.

Estimated Useful Life
Computer	5 years

(k) Income taxes

Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purposes and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. Deferred income tax liabilities or assets are recorded to reflect the tax consequences in future differences between the tax basis of assets and liabilities and the financial reporting amounts at each year end. A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized.

HORIYOSHI THE THIRD LIMITED

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009

2. Summary of Significant Accounting Policies - Continued

(l) Earnings Per Common Share

The Company follows FASB’s accounting standards, resulting in the presentation of basic and diluted earnings per share. Diluted earnings per common share assumes that outstanding common shares were increased by shares issuable upon exercise of those stock warrants for which market price exceeds the exercise price, less shares that could have been purchased by the Company with related proceeds.

(m) Recent Accounting Pronouncements

The Company does not expect that adoption of recently issued accounting pronouncements will have a material impact on its financial position, results of operations or cash flows.

3. Cash and Cash Equivalents

Cash and cash equivalents are summarized as follows:

	June 30,	December 31,
	2010	2009

Cash at bank	$232,291	$13,715
Cash in hand	1,171	4,006
	$233,462	$17,721

Financial instruments that potentially subject the Company to significant concentration risk consist primarily of cash and cash equivalents (Note 2). At June 30, 2010 and December 31, 2009, substantially all of the Company’s cash and cash equivalents were held by major banks located in Hong Kong, which management believes are of high credit quality.

4. Prepaid expenses and other assets

Prepaid expenses represent prepayments for the purchases. As of June 30, 2010 and December 31, 2009, the prepayment of $365,497 and $18,868, respectively are paid to the related company of Stone Corporation Inc. for the purchases. Other assets represent an employee advance of $2,363.

HORIYOSHI THE THIRD LIMITED

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009

5. Property, Plant and Equipment, Net

	June 30,	December 31,
	2010	2009

Computer	$4,101	$-
Less: Accumulated depreciation	(411)	-
	$3,690	$-

During the six months ended June 30, 2010, depreciation expense amounted to $411, which is recorded as general and administrative expense.

During the six months ended June 30, 2009, there was no depreciation expense.

6. Other Payables

	June 30,	December 31,
	2010	2009

Pil Won Suk	$21,678	$21,678
Nancy Nack Sung Suk	43,776	-
	$65,454	$21,678

Other payables are unsecured with no stated interest or repayment terms.

7. Due To Shareholders

	June 30,	December 31,
	2010	2009

Stone Holdings Corporation Limited	$598,999	$132,448
Mr. Suk Sang Keun, Steve	91,719
	$690,718	$132,448

The amounts due to shareholders are unsecured with no stated interest or repayment terms.

8. Due To Director

	June 30,	December 31,
	2010	2009

Mr. Chung Eric Kyutae, a director of the Company	$18,480	$18,480

The amount due to Mr. Chung Eric Kyutae is unsecured with no stated interest or repayment terms.

9. Loan From Shareholder

The loan from shareholder, Stone Holdings Corporation Limited, is a bridge loan due and payable on demand and bears interest at the rate of prime plus 1% per annum. The current prime rate is 3.25% .

HORIYOSHI THE THIRD LIMITED

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009

10. Income Taxes

The Company provides for income taxes using the asset and liability method as prescribed by ASC 7410-10 (formerly: ("SFAS") No. 109, “Accounting for Income Taxes”. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Additionally, a valuation allowance is established when necessary to reduce deferred income tax assets to the amounts expected to be realized.

For the period ended June 30, 2010, the Company has incurred net losses and, therefore, has no tax liability.

The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $372,457 at June 30, 2010, and will expire in the year 2030. The cumulative tax effect at the expected rate of 16.5% of significant items comprising our net deferred tax amount is as follows:

Deferred tax asset attributable to:

	For The Six	For The Year
	Months Ended	Ended
	June 30,	December 31,
	2010	2009

Net operating loss carryover	$61,455	$80,653
Valuation allowance	(61,455)	(80,653)
Net deferred tax asset	$-	$-

Realization of deferred tax assets is not practical until subsequent to a business combination with target business opportunity, and such a target business opportunity has yet to be finalized.

The Company has elected to classify interest and/or penalties related to an uncertain position, if and when required, as part of other expenses in the statements of operations. No such amounts have been incurred or accrued through June 30, 2010 by the Company.

For the period ended June 30, 2010 and year ended December 31, 2009, there is no unrecognized tax benefit. Management does not anticipate any potential future adjustments which would result in a material change to its financial tax position. As of June 30, 2010 and December 31, 2009, the Company did not accrue any interest and penalties.

HORIYOSHI THE THIRD LIMITED

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009

11. Concentrations, Risks, and Uncertainties

The Company has the following concentrations of business with customers constituting greater than 10% of sales for the six months ended June 30, 2010 and 2009:

	June 30,	June 30,
	2010	2009

Alan Bilzerian	*	100.0%
Browns	10.7%	*
Harvey Nichols Group Limited	17.6%	*
Leone International Marketing Inc	10.9%	*

* Constitute less than 10% of the Company's sales volume.

The Company has not experienced any significant difficulty in collecting its accounts receivable in the past and is not aware of any financial difficulties being experienced by its major customers.

12. Operating Risk

Interest rate risk

The financial assets and liabilities do not have material interest rate risk.

Foreign currency risk

Most of the transactions of the Company were settled in US Dollar. In the opinion of the directors, the Company does not have significant foreign currency risk exposure.

Company’s operations are substantially in foreign countries

Substantially all of the Company’s products are processed in Japan. The Company’s operations are subject to various political, economic, and other risks and uncertainties inherent in Japan. Among other risks, the Company’s operations are subject to the risks of restrictions on transfer of funds; export duties, quotas, and embargoes; domestic and international customs and tariffs; changing taxation policies; foreign exchange restrictions; and political conditions and governmental regulations.

Currently, the Company uses only one supplier of clothes and jewelry. The management of the Company believes that the risk of loss of this supplier is not that high because of a good business relationship with this supplier.

13. Subsequent Event
The subscription receivable has been settled with shareholders' services provided in third quarter 2010.

14. Going Concern
The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred cumulative net losses of approximately $376,306 through June 30, 2010 and has used significant cash in support of its operating activities raising substantial doubt about the Company’s ability to continue as a going concern. The Company’s cash flow needs were supplemented by shareholder advances.

The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company’s plan. The financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.